UNITED STATES

SECURITIES AND EXCHANGE COMMISSION (“SEC”)

Washington, D.C. 20549

FORM 10

General Form For Registration of Securities

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

OPPORTUNITY ACQUIS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-5180981
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

None.		(302) 357-9893
(Address of Principal Executive Offices)	(Zip Code)	(Registrant's telephone number)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Name of Each Exchange on which Registered
None	None

Securities registered pursuant to Section 12(g) of the Exchange Act:

Title of Class Common Stock, $.00001 par value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ X ]
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes [ X ] No [  ]

The Company is a “shell company” as defined under Rule 405 of the Securities Act of 1933 (“1933 Act”) and as such is subject to certain restrictions on the transferability of its stock. See “Risk Factors” herein for a description of such restrictions.

Opportunity Acquis Corp.

Initial Filing on Form 10

PART I

Item 1.	Business: Proposed Business.

General

Opportunity Acquis Corp. (the "Company") was incorporated under the laws of the State of Delaware on September 17, 2015. The primary purpose of the Company is to provide a method for a foreign or domestic private company to become an SEC reporting company which is a significant step in the process of a private company to be able to have a class of stock that is publicly traded.

The Company has not commenced any material operations, has no material operating history and is embarking upon a new business venture. The Company intends to seek potential business opportunities with an unknown and unnamed target entity (the “target”) which in the opinion of management may generate a profit to the Company. Such involvement may be either in the form of an acquisition of an existing business or the acquisition or creation of assets to establish a business for the Company ("Acquisition"). There is no assurance that such efforts will be successful.

The Company is a shell company as defined by the U.S. Securities and Exchange Commission (“SEC” or “Commission”) in both Rule 144 and in Rule 405 under the 1933 Act. A shell company is an entity that has no or nominal operations, and either (i) no or nominal assets, or (ii) assets consisting solely of cash and cash equivalents, or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. The Company is also a “Blank Check” entity, which is defined by the SEC as a company which has no specified business except to engage in an Acquisition, has no operations, and the major portion of its funds are only generally allocated rather than specifically allocated. However unless the Company conducts an initial public offering filed with the SEC, it will not be subject to the blank check rules. The Company, however, will be subject to the shell company rules.

Shell company status means that Rule 144 is not available for sales and transfers of securities while the Company is a shell company. A shell company ordinarily ceases being classified as a shell company upon consummation of an Acquisition. Therefore, it is expected, but no assurance can be given, that outstanding shares of the Company will become eligible for sale under Rule 144 but not earlier than 12 months after an Acquisition provided the Company has filed its updated reports with the SEC among other conditions. Thus, with respect to its shell status or blank check company similarities, shareholders cannot trade their shares until at least one year after an Acquisition has occurred. Shareholders entrust the Company’s funds, business and future to management (on whose judgment the shareholders must depend) having only extremely limited information about management's specific intentions; at the present time management has not formulated any specific plans, except that it intends to acquire a business and/or assets with which it intends to form a business through a business combination of some kind. No assurance can be given that the Company's plans will be successful.

Plan of Operation

An Acquisition may be completed by means of a business combination (such as a merger, reverse merger, acquisition of a business, purchase of assets, joint venture, stock-for-stock exchange, stock-for-assets exchange, or other procedure or technique) between the Company and the target entity; it is anticipated the target entity will be a private unidentified operating company. Management has no plans or preferences regarding the procedure or technique which it may utilize to evaluate or consummate such business opportunity. The Acquisition's capitalization structure will depend upon the specific business opportunity and the needs and requirements of the principals representing the target entity and will likely be determined through negotiations between the target entity and the Company.

While the Company's plans do not specifically set forth the method or structure by which it intends to facilitate an Acquisition, the Company anticipates the methods of a reverse merger or a reverse acquisition (collectively "Reverse Merger") to be the most likely method utilized. A Reverse Merger is a transaction in which an acquiring corporation, such as the Company, through the issuance of a sufficient number of shares of the acquiring corporation's common stock, renders control of the acquiring corporation to the principals of the target entity. Substantial dilution to the Company's existing stockholders would then result. In a Reverse Merger a transaction could result in more than 50%, and potentially a substantially higher percentage, of the issued and outstanding Common Stock of the Company being issued to outside investors or an unknown and unnamed entity to consummate the Reverse Merger. Management expects and intends to complete a single Acquisition with a single target entity, target corporation or corporate group. Present management would likely be replaced by nominees chosen by the unknown and unnamed target entity who would then control the Company.

The Company has not identified any specific business and/or assets of a business (the target entity) with which it may be able to begin material operations. Shareholders of the Company, due to the majority of the shares being held by its founders who are also the two Officers, may have no opportunity to evaluate or to have a voice in the determination of the business that the Company may purchase and/or the assets with which the Company intends to form a business. As the day-to-day decisions will be made by management, any funds of the Company will be wholly at risk and dependent upon the determinations of management of the Company concerning their use. As of the date hereof, there are no specific Acquisitions or target entities contemplated by or being considered by the Company, but it may be expected that any Acquisitions will present such a level of risk that conventional private or public offerings of securities or conventional bank financings may not be available to the Company. Accordingly, no assurance can be given that the funds held by the Company will be sufficient to finance the operations of any as of yet unknown and unidentified Acquisition candidates.

The Company has no present intention or plans to consider Acquisitions with entities owned or controlled by affiliates or associates. The Company has no present intention to create subsidiaries with a view to distributing their securities to the Company's shareholders. All shareholders (including the founders and the officers) will be afforded similar opportunities to dispose of their securities in or following an Acquisition. The Company has no plans to engage, and does not anticipate engaging, any independent consultants or advisors (on a retained basis or otherwise), other than the Company's present attorney and accountants, and no other consultants or advisors have been recommended. Management has not made any plans to advertise or promote the Company.

There is no assurance that the Company's Acquisition plans will prove to be feasible or commercially viable nor is there any assurance that there will be any operating revenues and/or earnings or profits in the foreseeable future. The Company's plans are only in the conceptual stage and it has not formulated any specific plan of operation.

Opportunity Acquis Corp.	Page 3	Initial Report on Form 10

Management has not defined nor does it intend to define any particular industry or business activity in which it plans to engage. It will consider any business opportunity which may be offered or which may be uncovered. It is management's belief that without specific constraints as to which business endeavors to consider, a wider range of opportunities will be available to evaluate with the intent of locating a suitable business opportunity to pursue. Management may select an opportunity which does not meet any customary or usual method of analysis. There is no assurance that considering such a wide spectrum of business opportunities will result in any transaction being consummated, or if a transaction is consummated, that the business opportunity selected will be successful; nor is there any assurance that management will consider any one criterion or any combination of criteria to be important enough to select or reject any particular business opportunity.

The criteria management intends to employ to evaluate business opportunities include, but are not limited to, the industry in which the business is or plans to be engaged, the history of the entity, if any, the entity’s financial commitment made to date as well as the financial commitment required to achieve the projected expectations, and the potential for the business to grow and to be successful. There is no assurance, however, that the evaluation made will be thorough, complete or accurate, nor, regardless of whether or not the evaluation is thorough, complete or accurate, that the particular business opportunity will be successful.

The two present principal stockholders who are the founders, officers and directors (“Officers”) of the Company have control of the Company.

The ultimate success of the Company may depend on its ability to raise additional capital or have other parties bear a portion of the required costs to further develop or exploit such business. No assurance can be given or is made that the Company will have the necessary capital available to establish a viable business or that additional funds, when required, will be available from any source or on terms acceptable to the Company. Additionally, no assurance can be given or is made that the Company's plans will prove to be achievable, feasible or financially successful; and, if not, shareholders may lose all or substantially all of the funds used to purchase their shares.

Competition

There are inherent difficulties for any new company (such as the Company) seeking to enter an established field. The Company expects to encounter intense competition in its Acquisition activities from numerous firms, almost all of which are substantially larger, have more successful operations, and possess greater financial and other resources, more employees and more extensive facilities than the Company now has or will have in the foreseeable future. Accordingly such companies are, or will be, in a better position to finance subsidiaries and/or offer incentives to management to operate and/or supervise the subsidiaries once acquired or organized. The Company is not at present and will not, in the foreseeable future, be a significant factor in any field in which it proposes to engage and, additionally, small "start-up" firms such as the Company, with very limited resources, are at a very serious disadvantage against established competitors.

No Finder’s Fees to Insiders

No finder's fees or other acquisition-related compensation will be paid to the Company's officers, directors, promoters, or their affiliates or associates from revenues or other funds of any Acquisition candidate, or by the issuance of additional securities of such an entity; however, the two Officers’ shareholdings in the Company will be exchanged, sold, reissued or otherwise transacted with the Acquisition corporation on terms equal to each and any and all of the other shareholders of the Company.

Opportunity Acquis Corp.	Page 4	Initial Report on Form 10

Employees

At April 30, 2016, the Company had no salaried employees and no employees compensated on an hourly or other basis. Since the Company has no employees, and its staff consists entirely of two individuals serving as the Company's officers and directors, each of whom currently devote, at a maximum, approximately two hours per week, and often no time at all, to the Company's business and neither of whom is expected to devote significant time to the Company's day-to-day business operations and affairs either prior to or after an Acquisition is consummated.

Officers, directors, promoters and affiliates of the Company may engage, and some are engaged, in other business activities similar or dissimilar to those engaged in by the Company. To the extent that such individuals engage in other activities they have or will have potential conflicts of interest in directing opportunities to other companies, entities, or persons with which they are or may be associated or have an interest, rather than presenting such opportunities to the Company. Such potential conflicts of interest include, among other things, the time, effort, and corporate opportunities involved in their participation in other business operations, activities or transactions. No assurance can be given that such potential conflicts of interest will not cause the Company to lose potential opportunities.

Acquisition Candidates and Stockholder Votes

The Company intends, but does not give any assurance, that it will be able to provide the Company's shareholders with fair disclosure information or documentation (including audited financial statements) concerning any Acquisition candidate prior to the consummation of any Acquisition which requires a vote by the Company's shareholders. Stockholder approval typically would be required to complete an Acquisition wherein an amendment to the Company's certificate of incorporation is required. An amendment to the certificate of incorporation may involve a change of the name of the Company or the Company's capitalization structure or to effect a merger or consolidation of the Company with an Acquisition candidate.

The two Officers own, of record and beneficially, together 76.75% of the then outstanding shares and accordingly, together will be in a position to elect all of the members of the Board of Directors should they elect to vote as a block; they are also father and son, respectively. The other shareholders will not be able to elect any directors of the Company or approve or disapprove any other matter that comes before the stockholders for a vote without voting as a block with at least one of the Officers.

If almost all of the shareholders purchasing shares in this offering act as a group, if they enlist the voting power of one of the two Officers against the other, they could then effect control. However, that is extraordinarily unlikely as the two Officers founded the Company together, have had an almost 30 year professional relationship, and of course are bound by the bonds of father and son, and they intend to vote together.

Subsidiaries: None.

Working Capital Items: At April 30, 2016, the Company had a limited working capital position of $24,178.

Opportunity Acquis Corp.	Page 5	Initial Report on Form 10

Item 1A.	Risk Factors.

Disclosure of risk factors is not required for smaller reporting companies. However, because the Company is a shell corporation and the attendant risks are material, management elected to provide a list of the material risk factors as follows:

Risk Factors

THE SECURITIES OF THE COMPANY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, SUCH PERSONS SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION In THIS DOCUMENT, PARTICULARLY THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS HEREIN.

1.     Shell Company; Not Specific. The Company is a shell company as defined by the U.S. Securities and Exchange Commission (“SEC”) in both Rule 144 and in Rule 405 under the 1933 Act. A shell company is an entity that has no or nominal operations, and either (i) no or nominal assets, or (ii) assets consisting solely of cash and cash equivalents, or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. The Company is also a “Blank Check” entity, which is defined by the SEC as a company which has no specified business except to engage in an Acquisition, has no operations, and the major portion of its funds are only generally allocated rather than specifically allocated. However unless the Company conducts an initial public offering filed with the SEC, it will not be subject to the blank check rules. The Company, however, will be subject to the shell company rules and limitations on utilizing certain other rules. Shareholders entrust the Company’s funds, business and future to management (on whose judgment the shareholders must depend) having only extremely limited information about management's specific intentions; at the present time management has not formulated any specific plans, except that it intends to acquire a business and/or assets with which it intends to form a business through a business combination of some kind. No assurance can be given that the Company's plans will be successful.

2.     Use of Rule 144 Currently Not Permitted. Rule 144 is NOT available for sales and transfers of shares of a shell company until at least one year has passed after the Company has ceased being classified as a shell entity. The Company may cease being classified as a shell company upon consummation of an Acquisition. Therefore, the resale provisions of Rule 144 are currently NOT available for any of the outstanding shares of the Company. It is expected, but no assurance can be given, that outstanding shares of the Company will become eligible for sale under Rule 144 but not earlier than 12 months after an Acquisition has been consummated and provided the Company has filed its updated reports with the SEC among other conditions. All of the shares of the Company's issued and outstanding shares of Common Stock are "restricted securities" as that term is defined under Rule 144 under the 1933 Act. Ordinarily, Rule 144 provides an exemption from registration provided certain circumstances are met. But, with respect to its shell status or blank check company similarities, shareholders cannot trade their shares until at least one year after an Acquisition has occurred.

3.     Management's Limited Experience in Locating Business Opportunities. The Company is dependent upon the personal efforts and abilities of its two officers and directors, each of whom has limited business experience as set forth herein and none of whom will be devoting significant time to the Company's proposed day-to-day business activities. The Company's officers and directors have limited experience in assessing businesses and may not have sufficient experience to determine whether such businesses would provide suitable investment opportunities for the Company; management has not established any procedures or techniques for evaluating business opportunities and does not intend to do so. The loss of, or unavailability to, the Company of the services of one or more of its officers may have a materially adverse effect on the Company's business prospects and/or potential earning capacity in that there are no other employees or individuals who have any responsibility to the stockholders for the management of the Company. The Company presently has no funds to pay potential future salary obligations; thus it would be difficult to attract replacement management. The Company does not have any insurance to compensate it for any such loss, nor does it have any present intention to secure any insurance upon the lives of either of its officers. Additionally, since the officers hold majority voting control and are capable of replacing management, the officers will be able to dictate which Acquisition(s) the Company will or will not enter into.

Opportunity Acquis Corp.	Page 6	Initial Report on Form 10

4.     Conflicts of Interest. The president of the Company may engage and is engaged in other business activities similar or dissimilar to those engaged in by the Company. The vice president who is a practicing attorney may have clients which might engage in business activities competitive with the Company, and therefore through his law practice may have indirect conflicts of interest. To the extent that such individuals engage in other activities they have or will have actual or potential conflicts of interest by directing opportunities to other companies, entities, or persons with which they are or may be affiliated, associated or have an interest, rather than presenting such opportunities to the Company. Such potential conflicts of interest include, among other things, the time, effort, and corporate opportunities involved in their participation in other business operations, activities or transactions. As no policies have been, nor are anticipated to be, established for the resolution of conflicts of interest, the Company may be adversely affected should these individuals choose to place their other business interests before those of the Company. No assurance can be given that such conflicts of interest will not cause the Company to lose potential opportunities, profits, management's attention or Acquisition opportunities.

5.     No Public Market for Securities. There is no public market for the Common Stock of the Company and there can be no assurance that a trading market will ever develop or that the Shares of Common Stock may ever be resold. Any market for the Common Stock of the Company that may develop will, in all likelihood, be a substantially limited one. The Company's securities are not expected to be traded on any exchange or on the NASDAQ System and the Company's securities may be subject to various penny stock disclosure rules which may have the effect of making it difficult for security holders to sell their Common Stock. However, to the extent any "restricted" shares of the Company's Common Stock ever become eligible for sale under Rule 144, such shares if sold pursuant to Rule 144 may adversely affect any market price for the Company's Common Stock should a market develop.

6.     No Present Identification of Industry and/or Business and/or Assets. The Company has not identified any specific business and/or assets of a business with which it may be able to begin material operations. Shareholders may have no opportunity to evaluate or to have a voice in the determination of the business that the Company may acquire and/or the assets with which the Company intends to form a business. As the day-to-day decisions will be made by management, the funds of the Company will be wholly at risk and dependent upon the determinations of the present management of the Company concerning their use. There are no specific Acquisitions contemplated or identified by the Company or its management, but it may be expected that any Acquisition candidate will present such a level of risk that conventional private or public offerings of securities or conventional bank financings may not be available to the Company. Accordingly, no assurance can be given that the funds of the Company will be sufficient to finance the operations of any as of yet unknown and unidentified Acquisition candidate.

7.     Disclosure to Shareholders upon an Acquisition. The Company intends, but does not give any assurance, that it will be able to provide the Company's shareholders with fair disclosure information or documentation (including audited financial statements) concerning any Acquisition candidate prior to the consummation of any Acquisition which requires a vote by the Company's shareholders. Stockholder approval typically would be required to complete an Acquisition if an amendment to the Company's certificate of incorporation is required. An amendment to the certificate of incorporation may involve a change of the name of the Company or the Company's capitalization structure or to effect a merger or consolidation of the Company with an Acquisition candidate.

Opportunity Acquis Corp.	Page 7	Initial Report on Form 10

8.     Company has No Record of Earnings or Operations. The Company has no material operating history or operating revenues and is promotional, is in its embryonic and early development stages and is embarking upon a new venture. The difficulties encountered by a new enterprise in an embryonic stage, especially in view of the potential for intense competition from existing and more established businesses, which may also be seeking to create or purchase profitable subsidiaries or obtain assets with which to create profitable business, may be extreme. There is no material operating history or business ventures upon which to base any assumption that the Company's plans, once formulated, will either materialize or prove successful or that the Company will ever be able to operate on a profitable basis. If the Company's plans prove to be unsuccessful, its stockholders may lose all or a substantial portion of their investment.

9.     Limited Working Capital. The Company, as of April 30, 2016, had limited working capital, consisting of $24,178 of cash on hand. Dependent upon the Acquisition candidate that completes a transaction with the Company, additional financing may be necessary to be raised for the Company to carry-out its business objectives, and thereby further dilute the holdings of all of the current shareholders. In addition, the funds on hand may prove to be insufficient to permit the Company to locate assets and/or business to acquire. There is no assurance the Company will be able to succeed in its intended business activities due to its limited capital availability.

10.     No Full-Time Employees -- No Staff For Operations. The Company currently has no employees and, each of its two officers and directors devote, at a maximum, approximately two hours per week, and often no time at all, to the Company's day-to-day business operations and affairs.

11.     Additional Financing May Be Necessary. The Company acknowledges that inasmuch as it has not yet identified any Acquisition candidate, there may be business contingencies which cannot be foreseen and thus no assurances can be given that the funds on hand will in fact be sufficient. As the amount of funds are limited, it is likely that additional funds will need to be raised. The Company might be deprived of favorable opportunities to secure additional equity capital for the purpose(s) of its business, if additional capital should then be required or not be obtained. Further, dependent upon the Acquisition candidate that completes a transaction with the Company, additional financing may be necessary to be raised for the Company to carry-out its business objectives, and thereby further dilute the holdings of all of the current shareholders. No assurance can be given that the Company will be able to raise additional financing.

12.     Acquisition or Creation of Assets May Not Make Company Viable. The Company may acquire or create assets with which to establish a business for the Company. The Company may not have or be able to obtain adequate funds to make such business viable. Accordingly, the ultimate success of the Company may depend on its ability to raise additional capital or have other parties bear a portion of the required costs to further develop or exploit such business opportunity. No assurance can be given or is made that the Company will have the necessary capital available to establish a viable business or that additional funds, when required, will be available from any source or on terms acceptable to the Company.

13.     Intense Competition. The Company expects to encounter intense competition in its Acquisition activities from numerous firms, almost all of which are substantially larger, more experienced and successful in their operations, and possess greater financial and other resources and facilities than the Company now has or will have in the foreseeable future. Accordingly, such companies are, or will be, in a better position to finance, manage, operate and/or supervise operating companies once acquired or organized. The Company will not, in the foreseeable future, be a significant factor in any field in which it proposes to engage and is at a very serious disadvantage against established competitors.

Opportunity Acquis Corp.	Page 8	Initial Report on Form 10

14.     Current and Future Control by Present Stockholders; Absence of Cumulative Voting. The present Officers are the two majority stockholders own, of record and beneficially, 76.75% of the issued and outstanding Common Stock of the Company. Inasmuch as there are no cumulative voting rights under the Company's Certificate of Incorporation, these two stockholders will therefore be able to elect all of the directors of the Company, and the other shareholders will not be able to elect any of the directors of the Company or approve or disapprove any matter that comes before the stockholders for a vote.

15.     Possible Change of Control of Stock Ownership and of Management. It is extremely likely that any Acquisition the Company will participate in will result in the issuance of a substantial number of shares of Common Stock of the Company to the parties associated with the Acquisition. The net result of any such Acquisition may be an effective change of operating control of the Company, so that the Company's existing management would be replaced with directors and officers selected by those parties who have effectively obtained operating control of the Company.

16.     Amendment, Repeal of Bylaws.     The board of directors of the Company may make, alter, or repeal the Company's bylaws without the assent of the Company's stockholders.

17.     Limited Financial Ability to Acquire Business. The limited amount of money held by or available to the Company will necessarily restrict possible business combinations to very small companies, if any are possible.

18.     Possible Further Dilution of Stockholders' Interests Upon Consummation of an Acquisition. The Company expects to issue shares in order to complete an Acquisition which would result in dilution of the Stockholders' percentage ownership interests. Such dilution would result upon issuance of shares to consummate a stock-for-stock exchange, merger, reverse merger, joint venture, acquisition of assets for stock, or under any circumstances when shares are issued. It is conceivable that, pursuant to such a stock issuance, more than 50% of the Company may become owned by a currently unidentified entity or entities or their shareholders and/or managers. The resulting effect would be that the ownership position of the existing shareholders of the Company may be further diluted by 50% or more, and potentially substantially much more than 50%, and the original management and directors could be replaced by nominees chosen by the unknown and unnamed entity or entities who would then have control of the Company.

19.     Possible Further Dilution of Stockholders' Interests if Additional Funds are Raised. Due to the limited amount of money held by or available to the Company, it is extremely likely that the Company may need to raise additional capital to pursue its acquisition plans. The Company might raise additional monies through a private placement through the sale and issuance of additional shares which would result in dilution of the Stockholders' percentage ownership interests.

Item 1B.	Unresolved Staff Comments.

None.

Item 2.	Financial Information.

Item 2B. Selected Financial Data. Smaller reporting companies are not required to present selected financial data.

Item 2B. Quantitative and Qualitative Disclosures About Market Risk. Smaller reporting companies are not required to present disclosure with respect to quantitative and qualitative disclosures about market risk.

Opportunity Acquis Corp.	Page 9	Initial Report on Form 10

Item 2C.   Management's Discussion and Analysis of Financial Condition and Results of Operations.

Results of Operations

Since inception in 2015

The Company was formed on September 17, 2015 and since that time has been in the developmental stage wherein it raised a total of $28,000 in a private placement which commenced October 2015. The Company has incurred expenses of $4,022 for the period ending April 30, 2016, consisting entirely of general and administrative expenses related to its limited operations. The capital raised is expected to be adequate to pay its accounting expenses and reporting requirements for a period of at least seven quarters.

As of the end of the Company’s fiscal year, April 30, 2016, the Company had not generated revenues and had no income or cash flows from operations since inception (September 17, 2015). For the period ending April 30, 2016, the Company had sustained a net loss of $4,022.

The Company has no operations nor does it currently engage in any revenue generating activities. The Company has neither generated revenues nor received income, has had no operations other than to form a corporation and to raise a limited amount of capital pursuant to a private placement. It has incurred and paid various state fees and expenses related to such activities and engaged its accountants to audit and review its books and records in order to prepare the Company's financial statements.

The Company intends to seek an Acquisition candidate in order to pursue its business objectives. An Acquisition will normally take the form of a merger, stock-for-stock exchange or a tax free stock-for-assets exchange. As of the date of this filing, there have been no companies or target entities that have been sought for such purpose and none have approached the Company. No assurance is given that the Company will be successful in identifying, locating, negotiating, or consummating an Acquisition. No assurance can be given that the funds held by the Company will be sufficient to finance the operations of any as of yet unknown and unidentified Acquisition candidates.

The Company has authorized a total of 525,000,000 shares of capital stock which includes 500,000,000 shares authorized as common stock for issuance. The Company issued 21,000,000 shares of common stock as a result of its private placement, 200,000 shares of common stock to its registered agent, and issued 70,000,000 shares of common stock to two of its Officers upon its founding. Therefore, there are a total 91,200,000 shares of common stock issued and outstanding.

The Company’s capital stock also includes 25,000,000 shares of preferred stock authorized for issuance; none of the preferred Stock have been classified, designated or issued.

FINANCIAL ACCOUNTING STANDARDS

On June 12, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-10—Technical Corrections and Improvements. The amendments in this Update cover a wide range of Topics in the Codification. The amendments in this Update represent changes to make minor corrections or minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-240— Technical Corrections and Improvements, which has been deleted. Transition guidance varies based on the amendments in this Update. The amendments in this Update that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon the issuance of this Update. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

Opportunity Acquis Corp.	Page 10	Initial Report on Form 10

On May 21, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-09—Financial Services— Insurance (Topic 944): Disclosures about Short-Duration Contracts. The objectives of the amendments in this Update are to increase transparency of significant estimates made in measuring the liability for unpaid claims and claim adjustment expenses, improve comparability through consistently disclosed information, and provide financial statements users with information to facilitate analysis of the amount, timing, and uncertainty of cash flows arising from contracts issued by insurance entities and the development of loss reserve estimates. For public business entities, effective for annual periods beginning after December 15, 2015, and interim periods within annual periods beginning after December 15, 2016. For all other entities, effective for annual periods beginning after December 15, 2016, and interim periods within annual periods beginning after December 15, 2017. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

On May 12, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-08—Business Combinations (Topic 805): Pushdown Accounting: Amendments to SEC Paragraphs Pursuant to Staff Accounting Bulletin No. 115. This Accounting Standards Update amends various SEC paragraphs pursuant to the issuance of Staff Accounting Bulletin No. 115. The amendments are effective upon issuance (May 12, 2015). Management is in the process of assessing the impact of this ASU on the Company's financial statements.

On May 1, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-07—Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). Topic 820, Fair Value Measurement, permits a reporting entity, as a practical expedient, to measure the fair value of certain investments using the net asset value per share of the investment. Currently, investments valued using the practical expedient are categorized within the fair value hierarchy on the basis of whether the investment is redeemable with the investee at net asset value on the measurement date, never redeemable with the investee at net asset value, or redeemable with the investee at net asset value at a future date. To address the diversity in practice related to how certain investments measured at net asset value with future redemption dates are categorized, the amendments in this Update remove the requirement to categorize investments for which fair values are measured using the net asset value per share practical expedient. It also limits disclosures to investments for which the entity has elected to measure the fair value using the practical expedient. This Accounting Standards Update is the final version of Proposed Accounting Standards Update EITF-14B—Fair Value Measurement —Disclosures for Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent) (Topic 820), which has been deleted. Effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. A reporting entity should apply the amendments retrospectively to all periods presented. The retrospective approach requires that an investment for which fair value is measured using the net asset value per share practical expedient be removed from the fair value hierarchy in all periods presented in an entity’s financial statements. Earlier application is permitted. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

Opportunity Acquis Corp.	Page 11	Initial Report on Form 10

On April 30, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-06— Earnings Per Share (Topic 260): Effects on Historical Earnings per Units of Master Limited Partnership Dropdown Transactions. Under Topic 260, Earnings Per Share, master limited partnerships (MLPs) apply the two-class method to calculate earnings per unit (EPU) because the general partner, limited partners, and incentive distribution rights holders each participate differently in the distribution of available cash. When a general partner transfers (or “drops down”) net assets to a master limited partnership and that transaction is accounted for as a transaction between entities under common control, the statements of operations of the master limited partnership are adjusted retrospectively to reflect the dropdown transaction as if it occurred on the earliest date during which the entities were under common control. The amendments in this Update specify that for purposes of calculating historical EPU under the two-class method, the earnings (losses) of a transferred business before the date of a dropdown transaction should be allocated entirely to the general partner interest, and previously reported EPU of the limited partners would not change as a result of a dropdown transaction. Qualitative disclosures about how the rights to the earnings (losses) differ before and after the dropdown transaction occurs also are required. This Accounting Standards Update is the final version of Proposed Accounting Standards Update EITF-14A—Earnings Per Share—Effects on Historical Earnings per Unit of Master Limited Partnership Dropdown Transactions (Topic 260), which has been deleted. Effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Earlier application is permitted. The amendments in this Update should be applied retrospectively for all financial statements presented. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

On April 15, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-05— Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement. The objective of the amendments in this Update is to address the concerns of stakeholders that the lack of guidance about a customer’s accounting for fees in a cloud computing arrangement leads to unnecessary cost and complexity when evaluating the accounting for those fees, as well as some diversity in practice. The amendments in this Update will help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement by providing guidance as to whether an arrangement includes the sale or license of software. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-230—Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40), which has been deleted. Effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. For all other entities, the amendments will be effective for annual periods beginning after December 15, 2015, and interim periods in annual periods beginning after December 15, 2016. Early adoption is permitted for all entities. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

On April 15, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-04— Compensation— Retirement Benefits (Topic 715): Practical Expedient for the Measurement Date of an Employer’s Defined Benefit Obligation and Plan Assets. The amendments in this Update would provide a practical expedient for employers with fiscal year-ends that do not fall on a month-end by permitting those employers to measure defined benefit plan assets and obligations as of the month-end that is closest to the entity's fiscal year-end. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-260—Compensation—Retirement Benefits (Topic 715), which has been deleted. Effective for public business entities for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments in this Update are effective for financial statements issued for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. Earlier application is permitted. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

Opportunity Acquis Corp.	Page 12	Initial Report on Form 10

On April 7, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-03— Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. To simplify presentation of debt issuance costs, the amendments in this Update would require that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of debt liability, consistent with debt discounts or premiums. The recognition and measurement guidance for debt issuance costs would not be affected by the amendments in this Update. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-250—Interest—Imputation of Interest (Subtopic 835-30), which has been deleted. For public business entities, the amendments in this Update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments in this Update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. Early adoption of the amendments in this Update is permitted for financial statements that have not been previously issued. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

On February 18, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-02—Consolidation (Topic 810): Amendments to the Consolidation Analysis. The amendments in this Update affect reporting entities that are required to evaluate whether they should consolidate certain legal entities. All legal entities are subject to reevaluation under the revised consolidation model. Specifically, the amendments: (1) Modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (VIEs) or voting interest entities; (2) Eliminate the presumption that a general partner should consolidate a limited partnership; (3) Affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships; and (4) Provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2011-220—Consolidation (Topic 810), which has been deleted. Effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. For all other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2016, and for interim periods within fiscal years beginning after December 15, 2017. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. A reporting entity may apply the amendments in this Update using a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption. A reporting entity also may apply the amendments retrospectively. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

In January 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-01—Income Statement— Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items. The objective of this Update is to simplify the income statement presentation requirements in Subtopic 225-20 by eliminating the concept of extraordinary items. Extraordinary items are events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence. Eliminating the extraordinary classification simplifies income statement presentation by altogether removing the concept of extraordinary items from consideration. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-220—Income Statement—Extraordinary Items (Subtopic 225-20), which has been deleted. Effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The effective date is the same for both public business entities and all other entities. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

Opportunity Acquis Corp.	Page 13	Initial Report on Form 10

LIQUIDITY AND CAPITAL RESOURCES

The Company, as of April 30, 2016, had limited working capital, consisting of $24,178 of cash on hand. Dependent upon the Acquisition candidate that completes a transaction with the Company and its financial resources, then additional financing may be necessary to be raised for the Company to carry-out its then new business objectives, and thereby further dilute the holdings of all of the current shareholders. In addition, the funds on hand may prove to be insufficient to permit the Company to locate assets and/or a business to acquire. There is no assurance the Company will be able to succeed in its intended business activities due to its limited capital availability.

Cash used in operating activities for the period consisted of a net loss of $4,022

Cash provided from financing activities consisted of proceeds from the sales of common stock of $28,000.

Considerations regarding Forward-Looking Disclosures.

This report contains certain forward-looking statements regarding the Company, its business prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause the Company’s actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that may affect such forward-looking statements include, without limitation: the Company’s ability to successfully and timely develop and finance new projects, the impact of competition on the Company’s revenues, the real estate market in Connecticut, and the economy as it relates to companies seeking and able to pay for consulting services.

When used, words such as “believes,” “anticipates,” “expects,” “continue,” “may,” “plan,” “predict,” “should,” “will,” “intends” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made by the Company in this report, news releases, and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company’s business.

Item 3.	Properties.

Facilities:

The Company does not have any offices. It has a mailing address in care of its registered agent at 903 Clydesdale Drive, Bear, Delaware 19701 and may make other arrangements for mailings and mail forwarding in the future.

The Company is operating virtually through its website: www.OpportunityAcquis.com, along with its associated email account: merger @ OpportunityAcquis.com, and its virtual telephone: (302) 357-9893.

Opportunity Acquis Corp.	Page 14	Initial Report on Form 10

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

A total of 91,200,000 shares of common stock are issued and outstanding, and the following table sets forth, as of April 30, 2016, the number of shares of the Company's Common Stock owned beneficially, to the knowledge of the Company, by each beneficial owner of more than 5% of such Common Stock, by each director, by each officer named in the Summary Compensation Table and by all officers and directors of the Company as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Owned

Directors and Officers

Robert A. Lerman	40,000,000 shares	43.86%

Kenneth B. Lerman	30,000,000 shares	32.89%

Directors and Officers

All above listed officers and directors as a group (two persons)	70,000,000 shares	76.75%

Other 5% Shareholders
W.D.A. Charlebois 2149 Norton Road Charlotte, NC 28207	6,000,000 shares	6.58%

Item 5.	Directors and Executive Officers.

(a-b)     At April 30, 2016, the executive officers and directors of the Company were:

Name	Born	Position	Officer or Director Since

Robert A. Lerman	1935	President, Chief Executive Officer, Chief Financial Officer, and Director	2015

Kenneth B. Lerman	1961	Vice President, Secretary and Director	2015

The directors of the Company are each elected to one-year terms. The term of each director and officer expires when his successor is elected and qualified.

Opportunity Acquis Corp.	Page 15	Initial Report on Form 10

The following is a brief account of the business experience of each director and executive officer of the Company during the past five years.

Robert A. Lerman has served as our president, CEO, CFO, treasurer, and a member of the Board of Directors since inception in 2015. Bob’s experience includes investment, financing and industrial activities specializing in emerging growth companies. He has been the CEO of companies that manufactured heat exchangers, modular buildings, bathtubs, and automotive engine components. He concentrated on improving operating margins, lean manufacturing, pricing margins and obtaining financing for their operations. He is currently a director of a public company, and two private companies (real estate services, insurance). He is the Chair of his synagogue’s Investment Committee and serves on its Board of Trustees and various finance committees. He was the managing director of three investment partnerships and co-founded an investment advisory company. He has been an adviser and consultant for private and public companies in oil exploration, web marketing, nutraceuticals, electrical and electronic equipment, bank branch location analysis and manufacturing industries and a variety of service oriented companies. He served on the Boards of public and private companies in the manufacturing, direct mail, and fragrance industries.

He was a lecturer for Rensselaer’s Hartford Graduate School and also the University of Connecticut conducting graduate courses in advanced engineering and mathematics. He is published in investments, engineering and mathematics. Bob co-authored Nonlinear System Dynamics, Van Nostrand Reinhold, New York, 1992. He holds the degrees of Bachelor of Mechanical Engineering, Master of Science in Mathematics and Master of Science in Electrical Engineering.

Qualifications: Mr. Bob Lerman has over 45 years of management and operating experience with manufacturing, service and marketing companies, venture capital companies, and investment finance organizations. Mr. Bob Lerman has also held various officer and director positions in a variety of manufacturing and venture finance companies. Based on his current role as CEO of the Company and his history with industrial firms and corporate finance, Mr. Lerman provides the Board with skillful leadership and business knowledge.

Kenneth B. Lerman has served as our vice president, secretary and a member of the Board of Directors since inception in 2015. Ken Lerman founded his law firm, Kenneth B. Lerman, P.C., in Connecticut in 1988. His law practice centers on business law including representation of publicly traded companies, blank check and shell companies. He has served as a Designated Advisor for Disclosure for a member company of the OTCQX market from 2010 through 2013. Ken Lerman received a Bachelor of Arts double majoring in Business Management, and in Government from Clark University in 1983, and his law degree from Emory University School of Law in 1986. Ken Lerman is a member of the bar in the states of Connecticut 1987 and Florida 1997. More detailed information about Ken Lerman is located at his law firm’s website: www. KBLpc . com.

Qualifications: Ken Lerman has 30 years of legal experience in the private practice of law. Mr. Lerman has also held various officer and director positions in a number of organizations, most recently vice chairman of the Hartford Parking Authority, Chairman of the Hartford Republican Town Committee, and vice president and a director of a local watershed nonprofit organization. We believe Ken Lerman is well-qualified to serve as a member of the board due to his legal capital markets experience assisting blank check and shell companies, like our Company, complete their initial public offerings and business combinations. Based on his current role as vice president of the Company and his history with the Company and with the blank check and securities law industry, Mr. Lerman provides the Board with skillful leadership and helpful knowledge.

Opportunity Acquis Corp.	Page 16	Initial Report on Form 10

Lawyer for the Company Only. The sole principal of the law firm of Kenneth B. Lerman, P.C. of Hartford Connecticut, the law firm providing legal services to the Company, is the owner of 30 million shares of the Company. These 30 million shares are equal to approximately 33% of the outstanding stock of the Company. No attorney-client privilege or relationship has been established between any prospective investors with the law firm of Kenneth B. Lerman, P.C. as a result of the legal representation performed on behalf of the Company or the stock ownership of such lawyer in the Company. Prospective investors are encouraged to seek advice from their own legal and professional advisors.

(c)     Family Relationships between Directors and Officers - Robert A. Lerman and Kenneth B. Lerman are father and son.

(d)     Certain Legal Proceedings of Directors or Officers. The Company knows of no legal proceedings pending or threatened or judgments entered against any director, director nominee, or officer of the Company or of any of its subsidiaries as specified in the rules of the SEC.

(e)     Audit Committee and Audit Committee Financial Expert.

  Audit Committee.

The audit committee charter was adopted by the Board of Directors on May 16, 2016. The Company’s audit committee consists solely of Daniel Kaufman, CPA. Since none of the members of the Board of Directors meet the criteria for independence established by the SEC, or the New York Stock Exchange or other self-regulating stock exchanges, the Board members have elected not to serve on the audit committee. The Company does not otherwise meet the eligibility requirements for listing on any self-regulating stock exchanges.

The Audit Committee assists the Board in monitoring:

●	management’s process for ensuring the integrity of the Company’s financial statements;
●	the independent registered public accounting firm’s qualifications and independence;
●	the performance of the Company’s independent registered public accounting firm; and
●	management’s process for ensuring the Company’s compliance with legal and regulatory requirements.

The Board has determined that each Audit Committee member meets the requirements for independence, experience and expertise, including financial literacy, as set forth in the applicable SEC and NASDAQ rules. The Board has further determined that Mr. Kaufman is an “audit committee financial expert” as defined in the SEC rules.

The Company’s “Audit Committee Financial Expert” serving on the Audit Committee is Daniel Kaufman, CPA.

(f)     Director Independence. The Company does not have any independent directors based upon the criteria of applicable NASDAQ rules to determine independence.

Senior Officer Code of Ethics

The Company’s Code of Business Conduct (the "Code") includes a code of ethics (the "Senior Officer Code of Ethics") that applies to the Company's Chief Executive Officer and senior financial officers (including the Company's Chief Financial Officer, Controller and persons performing similar functions) (collectively, the "Senior Financial Officers"). The Company will provide a copy of the Senior Financial Officer Code of Ethics, without charge, upon written request to the Office of the Treasurer at the Company.

Opportunity Acquis Corp.	Page 17	Initial Report on Form 10

Item 6.	Executive Compensation.

The two Officers of the Company have not received any compensation from the Company. No compensation is accruing, and there is no plan, arrangement or agreement for them to receive any compensation from the Company for their service as officers and directors of the Company. If either or both of them are engaged by the Company on a post-Acquisition basis for any services of any kind, which is not currently contemplated, that shall be at the option of the new management, and shall not occur until after the Acquisition is completed, and after the two Officers of the Company have resigned as officers and directors of the Company; the potential of any future service is not contemplated to be a contingency, condition or term of the Acquisition. The Officers of the Company do not anticipate providing continuing or new service to the Company post-Acquisition.

(a)-(b)     Summary Compensation Table - The following table sets forth on an accrual basis for the most recently ended two fiscal years, the remuneration of each of the Company's officers:

SUMMARY COMPENSATION TABLE
Name & Principal Position	Year (1)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen -sation ($)	Total ($)

Robert A. Lerman(1) President, CEO, CFO, & Director	2015	0	0	0	0	0	0	0	0

Kenneth B Lerman(1) Vice President, Secretary & Director	2015	0	0	0	0	0	0	0	0

(1)	For the period from September 17, 2015 (inception) through April 30, 2016.

(c)     Narrative Disclosure to Summary Compensation Table.

As reflected in the above Summary Compensation Table, the officers and directors of the Company have not received any compensation for services to the Company since inception, and they are not earning or accruing any compensation from the Company. But, the officers and directors of the Company are also the principal shareholders and anticipate potential financial capital gains from the eventual sale of their shares; such profits would occur only if the value of the shares of the Company increase at the time of, or after, an Acquisition, if they retain any shares after the transaction.

(d)     Directors’ Compensation – The Company does not have any nonexecutive or nonemployee directors. The Company’s directors were not compensated for their directorship service and there are no plans to compensate directors until after consummation of an Acquisition.

(e)     Outstanding Equity Awards at Fiscal Year-End

Opportunity Acquis Corp.	Page 18	Initial Report on Form 10

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
	Option Awards					Stock Awards
Name	Number of Securi- ties Under- lying Un-exercised Options (#) Ex- ercisa- ble	Number of Securities Under- lying Unexer- cised Options (#) Unex-ercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert A. Lerman	0	0	0	0	0	0	0	0	0
Kenneth B. Lerman	0	0	0	0	0	0	0	0	0

(f)     Stock Incentive Plans - The Company does not have any stock incentive plans.

(g)     Employee Retirement Savings Plans - The Company does not have any employee retirement savings plans.

(h)     Other Plans and Employment Contracts - The Company does not have any other pension or similar plan.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

(a)     Transactions with Management and Others and Certain Business Relationships - None of the officers and directors of the Company are currently engaged in businesses competitive to the business of the Company. Since inception, the Company has not been engaged in any material transaction(s) exceeding $120,000 in value in which any of the Company’s officers, directors, or persons or entities with which they were affiliated, or beneficial holders of more than 5% of its outstanding voting securities, had a direct or indirect interest and no such transaction is currently proposed. However, the events that management determined should be disclosed are presented below.

Private Placements. The Company conducted two private placements, and an issuance of exempt securities; please see Item 10 hereof.

Lawyer and Beneficial Owner. Please see Item 5(a-b) hereof.

Registered Agent. The Delaware registered agent for the Company was issued 200,000 shares for services provided to date and until an Acquisition is consummated.

Item 8.	Legal Proceedings.

There are no material legal proceedings known or threatened against the Company.

Opportunity Acquis Corp.	Page 19	Initial Report on Form 10

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

(a)     The Company's Common Stock is not quoted or traded. The Company confirms its securities will not be quoted or traded until after an Acquisition occurs and it is no longer classified as a shell company; in addition it must file certain reports with the SEC. At that point the Company anticipates the surviving entity will apply to be quoted and traded in the over-the-counter market on the Pink Sheets, OTCBB Markets, OTCQX, or other markets on their electronic interdealer quotation and trading system. It currently has no trading symbol.

Since there is no public market for the Company’s securities, once the Company on a post-Acquisition basis is listed with the Pink Sheets, OTCBB Markets, OTCQX, or other markets, there can be no assurance that a public market will ever develop or that the Common Stock can be sold. The number of record holders of the Company's securities as of April 30, 2016 is eleven (11) holders. Any market for the Common Stock of the Company that may develop after completion of a merger with a potential target entity will, in all likelihood, be a substantially limited one. On a post-Acquisition basis, the Company's securities are not expected to be traded on any exchange or on the NASDAQ System and the Company's securities may be subject to various penny stock disclosure rules which may have the effect of making it difficult for security holders to sell their Shares of Common Stock.

The Company is voluntarily filing this registration statement with the Securities and Exchange Commission. The Company plans to continue filing SEC annual and quarterly reports until an Acquisition occurs; it is expected that the target entity’s management would require the Company to continue filing its SEC annual and quarterly reports thereafter.

(b)     Potential Sales Pursuant to Rule 144. All of the 91,200,000 shares of the Company's issued and outstanding shares of Common Stock will be deemed "restricted securities" as that term is defined under Rule 144 under the 1933 Act, and would be required to be sold pursuant to the exemption from registration. An exemption from registration is provided by Rule 144, provided certain circumstances are met. The date upon which the resale provisions of Rule 144 will first become available to the existing shareholders and potentially to the two Officers, subject to certain control and volume limitations, will be one year after consummation and reporting of an Acquisition, provided among other requirements, the post-Acquisition Company continues to file its required SEC reports. It is possible for the 200,000 shares sold under Rule 701 to be available for resale 90 days after the Acquisition. The resale provisions of Rule 144 are currently not available for any of the outstanding shares of the Company. To the extent any "restricted" shares of the Company's Common Stock are sold pursuant to Rule 144, any market price for the Company's Common Stock may be adversely affected should a market develop and be sustained.

(c)     Record Holders. At April 30, 2016, the number of record holders of the Company's Common Stock was eleven (11).

(d)     Dividends. The Company has no plans to issue any dividends on its capital stock.

(e)     Securities Authorized for Issuance under Equity Compensation Plans. The Company has no compensation plans under which equity securities of the Company are authorized for issuance.

Opportunity Acquis Corp.	Page 20	Initial Report on Form 10

Item 10.	Recent Sales of Unregistered Securities.

The Company has not made any sales of any unregistered securities since inception, except:

(a) on or about September 17, 2015 the Company was incorporated and formed by its founders, Robert A. Lerman, and Kenneth B. Lerman. The Company issued 40,000,000 shares and 30,000,000 shares of its common stock to Bob Lerman and Ken Lerman, respectively. They each contributed $4,000 and $3,000, respectively, to the Company. Robert A. Lerman, the president and a beneficial owner of the Company, is the father of Kenneth B. Lerman, the vice president and a beneficial owner of the Company. The exemption from the registration requirements of Section 5 of the Securities Act of 1933 claimed was under §4(2) of the Act not involving a public offering, and

(b) on February 16, 2016 and April 30, 2016 the Company issued an aggregate 21,000,000 shares of its common stock to a total of eight (8) purchasers in exchange for a total of $21,000. The exemption from the registration requirements of Section 5 of the Securities Act of 1933 claimed was Rule 506(b) of Regulation D promulgated under the Act, and under §4(2) of the 1933 Act not involving a public offering.

(c) The Delaware registered agent for the Company was issued 200,000 shares for services provided to date and until an Acquisition is consummated. The exemption from the registration requirements of Section 5 of the Securities Act of 1933 claimed was that the securities were exempt securities under Rule 701 promulgated under §3(b) of the 1933 Act.

Item 11.	Description of Registrant’s Securities to be Registered.

Capital Stock. The Company has authorized a total of 525,000,000 shares of capital stock of which 500,000,000 is Common Stock and 25,000,000 is preferred stock upon classification and designation. The preferred stock is not being registered.

Registration of Common Stock. The authorized capital stock of the Company includes 500,000,000 shares of Common Stock, par value $.00001 per share. The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking funds provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters which stockholders may vote on at all meetings of stockholders. All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock, when issued, will be fully paid for and non-assessable.

Non-Cumulative Voting. The holders of shares of Common Stock of the Company do not have cumulative voting rights which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and in such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

The two Officers own, of record and beneficially, together seventy-six 75/100 (76.75%) percent of the outstanding shares and accordingly, together will be in a position to elect all of the members of the Board of Directors should they elect to vote as a block; they are also father and son. The other shareholders will not be able to elect any directors of the Company or approve or disapprove any other matter that comes before the stockholders for a vote without voting as a block with at least one of the Officers. See Item 4.

If almost all of the shareholders purchasing shares in this offering act as a group, if they enlist the voting power of one of the two Officers against the other, they could then effect control. However, that is extraordinarily unlikely as the two Officers founded the Company together, have had an almost 30 year professional relationship, and of course are bound by the bonds of father and son, and they intend to vote together.

Opportunity Acquis Corp.	Page 21	Initial Report on Form 10

Item 12.	Indemnification of Directors and Officers.

The Company has agreed to indemnify its officers and directors against any costs or liabilities incurred by the officers and directors by reason of misstatements or omissions to state material facts in connection with the statements made in the Company’s public filings.

Insofar as indemnification for liabilities arising under the Securites Act of 1933 (the "1933 Act") may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS CONTRARY TO PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

Item 13.	Financial Statements and Supplementary Data.

The financial statements of the Company are attached following Item 15.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There were no changes in or disagreements with the Company’s accountants.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements

Report of Independent Registered Public Accounting Firm.

Balance Sheets - at April 30, 2016.

Statements of Operations - From inception through April 30, 2016.

Statements of Stockholders' Equity - From inception through April 30, 2016.

Statements of Cash Flows - From inception through April 30, 2016.

Notes to Financial Statements

(b)	Exhibits

(3)(a)     Articles of Incorporation, as filed with the Delaware Secretary of State.

(3)(b)     By-Laws.

(4)     Common stock specimen certificate.

(14)     Code of Ethics of Financial Matters.

(99.a)     Audit Committee Charter

(99.b)     Compensation Committee Charter

(99.c)     Nominating Committee/Corporate Governance Charter

(100)     XBRL – Related documents

Opportunity Acquis Corp.	Page 22	Initial Report on Form 10

OPPORTUNITY ACQUIS CORP

FINANCIAL STATEMENTS

FOR THE PERIOD SEPTEMBER 17, 2015 (INCEPTION) THROUGH APRIL 30, 2016

OPPORTUNITY ACQUIS CORP

FINANCIAL STATEMENTS

FOR THE PERIOD

SEPTEMBER 17, 2015 (Inception) THROUGH APRIL 30, 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Opportunity Acquis Corp.

We have audited the accompanying balance sheet of Opportunity Acquis Corp. (the “Company”) as of April 30, 2016, and the related statements of operations, stockholders’ equity, and cash flows for the period September 17, 2015 (Inception) through April 30, 2016. Opportunity Acquis Corp.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Opportunity Acquis Corp. as of April 30, 2016 and the results of its operations, and its cash flows, for the period September 17, 2015 (Inception) through April 30, 2016 then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has limited working capital and has an accumulated deficit of $4,022 as of April 30, 2016. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ KLJ & Associates, LLP

KLJ & Associates, LLP
Edina, MN
June 10, 2016

OPPORTUNITY ACQUIS CORP

Balance Sheet

April 30, 2016
ASSETS

CURRENT ASSETS:
Cash	$24,178
Accounts Receivable	-

TOTAL ASSETS	$24,178

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts Payable	-

TOTAL LIABILITIES	-

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred Stock – 25,000,000 Shares Authorized; 0 Shares Issued and Outstanding	-
Common Stock - $0.00001 Par Value, 500,000,000 Shares Authorized; 91,200,000 Shares Issued and Outstanding	912
Additional Paid-In Capital	27,288
Retained Deficit	(4,022)

TOTAL STOCKHOLDERS’ EQUITY	24,178

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,178

The Accompanying Notes are an Integral Part of These Financial Statements

OPPORTUNITY ACQUIS CORP

Statement of Operations

For the Period From September 17, 2015 (Inception) to April 30, 2016
REVENUES	-

OPERATING EXPENSES
General and Administrative	4,022

TOTAL OPERATING EXPENSES	4,022

NET LOSS FROM OPERATIONS	(4,022)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(4,022)

Net Loss Per Share: Basic and diluted	$(0.00)

Weighted-average number of common shares outstanding: Basic and diluted	35,876,211

The accompanying notes are an integral part of these financial statements.

OPPORTUNITY ACQUIS CORP

Statement of Stockholder’s Equity

For the period September 17, 2015 (Inception) to April 30, 2016

	Common Stock		Additional
	Number of Shares	Amount	Paid-In Capital	Retained Deficit	Stockholders’ Equity

BALANCE – September 17, 2015	-	$-	$-	$-	$-

Shares issued for services at $0.001	200,000	2	198		200

Shares issued for cash at $0.0001 per share	70,000,000	700	6,300	-	7,000

Shares issued for cash at $0.001 per share	21,000,000	210	20,790	-	21,000

Net Loss	-	-	-	(4,022)	(4,022)

BALANCE – April 30, 2016	91,200,000	$912	$27,288	$(4.022)	$24,178

The Accompanying Notes are an Integral Part of These Financial Statements

OPPORTUNITY ACQUIS CORP

Statement of Cash Flows

For the period September 17, 2015 through
April 30, 2016

OPERATING ACTIVITIES
Net loss	$(4,022)
Stock issued for services	200

Net cash used by operating activities	(3,822)

INVESTING ACTIVITY
Proceeds from sales of stock	28,000

Net cash provided by investing activity	28,000

NET INCREASE IN CASH	24,178

CASH
At inception	-
End of year	$24,178

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash Paid During the Year for:
Income taxes paid	$400
Interest paid	$-

The Accompanying Notes are an Integral Part of These Financial Statements

OPPORTUNITY ACQUIS CORP

NOTES TO FINANCIAL STATEMENTS

April 30, 2016

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Opportunity Acquis Corp. ("Opportunity" or "the Company") was incorporated on September 17, 2015 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the start-up stage since inception and its operations to date have been limited to conducting a private placement of its shares of common stock (see Notes 3 and 4). The Company will attempt to identify, locate and negotiate with a business entity for the combination of that target company with the Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most anticipated instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

Basis of Presentation

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

The Company has elected April 30 as its fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents and had $24,178 in cash as of April 30, 2016.

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with an FDIC insured banking institution. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of April 30, 2016.

Income Taxes

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of April 30, 2016 there were no deferred income taxes or benefits due to the Company’s uncertainty of the realization of net operating loss or carry forward prior to expiration.

Loss Per Common Share

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of April 30, 2016, there are no outstanding dilutive securities.

Fair Value of Financial Instruments

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements).

The three levels of the fair value hierarchy are as follows: Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

Recent Accounting Pronouncements

On June 12, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-10—Technical Corrections and Improvements. The amendments in this Update cover a wide range of Topics in the Codification. The amendments in this Update represent changes to make minor corrections or minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-240— Technical Corrections and Improvements, which has been deleted. Transition guidance varies based on the amendments in this Update. The amendments in this Update that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon the issuance of this Update. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

On May 21, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-09—Financial Services— Insurance (Topic 944): Disclosures about Short-Duration Contracts. The objectives of the amendments in this Update are to increase transparency of significant estimates made in measuring the liability for unpaid claims and claim adjustment expenses, improve comparability through consistently disclosed information, and provide financial statements users with information to facilitate analysis of the amount, timing, and uncertainty of cash flows arising from contracts issued by insurance entities and the development of loss reserve estimates. For public business entities, effective for annual periods beginning after December 15, 2015, and interim periods within annual periods beginning after December 15, 2016. For all other entities, effective for annual periods beginning after December 15, 2016, and interim periods within annual periods beginning after December 15, 2017. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

On May 12, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-08—Business Combinations (Topic 805): Pushdown Accounting: Amendments to SEC Paragraphs Pursuant to Staff Accounting Bulletin No. 115. This Accounting Standards Update amends various SEC paragraphs pursuant to the issuance of Staff Accounting Bulletin No. 115. The amendments are effective upon issuance (May 12, 2015). Management is in the process of assessing the impact of this ASU on the Company's financial statements.

On May 1, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-07—Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). Topic 820, Fair Value Measurement, permits a reporting entity, as a practical expedient, to measure the fair value of certain investments using the net asset value per share of the investment. Currently, investments valued using the practical expedient are categorized within the fair value hierarchy on the basis of whether the investment is redeemable with the investee at net asset value on the measurement date, never redeemable with the investee at net asset value, or redeemable with the investee at net asset value at a future date. To address the diversity in practice related to how certain investments measured at net asset value with future redemption dates are categorized, the amendments in this Update remove the requirement to categorize investments for which fair values are measured using the net asset value per share practical expedient. It also limits disclosures to investments for which the entity has elected to measure the fair value using the practical expedient. This Accounting Standards Update is the final version of Proposed Accounting Standards Update EITF-14B—Fair Value Measurement —Disclosures for Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent) (Topic 820), which has been deleted. Effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. A reporting entity should apply the amendments retrospectively to all periods presented. The retrospective approach requires that an investment for which fair value is measured using the net asset value per share practical expedient be removed from the fair value hierarchy in all periods presented in an entity’s financial statements. Earlier application is permitted. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

On April 30, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-06— Earnings Per Share (Topic 260): Effects on Historical Earnings per Units of Master Limited Partnership Dropdown Transactions. Under Topic 260, Earnings Per Share, master limited partnerships (MLPs) apply the two-class method to calculate earnings per unit (EPU) because the general partner, limited partners, and incentive distribution rights holders each participate differently in the distribution of available cash. When a general partner transfers (or “drops down”) net assets to a master limited partnership and that transaction is accounted for as a transaction between entities under common control, the statements of operations of the master limited partnership are adjusted retrospectively to reflect the dropdown transaction as if it occurred on the earliest date during which the entities were under common control. The amendments in this Update specify that for purposes of calculating historical EPU under the two-class method, the earnings (losses) of a transferred business before the date of a dropdown transaction should be allocated entirely to the general partner interest, and previously reported EPU of the limited partners would not change as a result of a dropdown transaction. Qualitative disclosures about how the rights to the earnings (losses) differ before and after the dropdown transaction occurs also are required. This Accounting Standards Update is the final version of Proposed Accounting Standards Update EITF-14A—Earnings Per Share—Effects on Historical Earnings per Unit of Master Limited Partnership Dropdown Transactions (Topic 260), which has been deleted. Effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Earlier application is permitted. The amendments in this Update should be applied retrospectively for all financial statements presented. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

On April 15, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-05— Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement. The objective of the amendments in this Update is to address the concerns of stakeholders that the lack of guidance about a customer’s accounting for fees in a cloud computing arrangement leads to unnecessary cost and complexity when evaluating the accounting for those fees, as well as some diversity in practice. The amendments in this Update will help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement by providing guidance as to whether an arrangement includes the sale or license of software. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-230—Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40), which has been deleted. Effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. For all other entities, the amendments will be effective for annual periods beginning after December 15, 2015, and interim periods in annual periods beginning after December 15, 2016. Early adoption is permitted for all entities. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

On April 15, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-04— Compensation— Retirement Benefits (Topic 715): Practical Expedient for the Measurement Date of an Employer’s Defined Benefit Obligation and Plan Assets. The amendments in this Update would provide a practical expedient for employers with fiscal year-ends that do not fall on a month-end by permitting those employers to measure defined benefit plan assets and obligations as of the month-end that is closest to the entity's fiscal year-end. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-260—Compensation—Retirement Benefits (Topic 715), which has been deleted. Effective for public business entities for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments in this Update are effective for financial statements issued for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. Earlier application is permitted. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

On April 7, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-03— Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. To simplify presentation of debt issuance costs, the amendments in this Update would require that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of debt liability, consistent with debt discounts or premiums. The recognition and measurement guidance for debt issuance costs would not be affected by the amendments in this Update. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-250—Interest—Imputation of Interest (Subtopic 835-30), which has been deleted. For public business entities, the amendments in this Update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments in this Update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. Early adoption of the amendments in this Update is permitted for financial statements that have not been previously issued. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

On February 18, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-02—Consolidation (Topic 810): Amendments to the Consolidation Analysis. The amendments in this Update affect reporting entities that are required to evaluate whether they should consolidate certain legal entities. All legal entities are subject to reevaluation under the revised consolidation model. Specifically, the amendments: (1) Modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (VIEs) or voting interest entities; (2) Eliminate the presumption that a general partner should consolidate a limited partnership; (3) Affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships; and (4) Provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2011-220—Consolidation (Topic 810), which has been deleted. Effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. For all other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2016, and for interim periods within fiscal years beginning after December 15, 2017. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. A reporting entity may apply the amendments in this Update using a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption. A reporting entity also may apply the amendments retrospectively. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

In January 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-01—Income Statement— Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items. The objective of this Update is to simplify the income statement presentation requirements in Subtopic 225-20 by eliminating the concept of extraordinary items. Extraordinary items are events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence. Eliminating the extraordinary classification simplifies income statement presentation by altogether removing the concept of extraordinary items from consideration. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-220—Income Statement—Extraordinary Items (Subtopic 225-20), which has been deleted. Effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The effective date is the same for both public business entities and all other entities. Management is in the process of assessing the impact of this ASU on the Company's financial statements.

NOTE 2 – GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating losses during the period ended April 30, 2016. The Company had working capital of $24,178 and an accumulated deficit of $4,022 as of April 30, 2016. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its shareholders or other sources, as may be required.

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs significantly beyond one year except with extremely limited operations. The Company will engage in extremely limited activities that must be satisfied in cash until a source of funding is secured. The Company may offer noncash consideration and seek equity lines as a means of financing its operations dependent upon the length of time the cash raised through the private offering conducted since inception through April 30, 2016 is adequate to meet the Company’s financial obligations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

For the period from September 17, 2015 (inception) to April 30, 2016, the Company incurred a net loss and accumulated deficit of $4,022, no cash flow from operating activities, and no working capital deficit. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 500,000,000 shares of common stock with par value of $.00001 and 25,000,000 shares of preferred stock with a par value of $.001.

Between September 17, 2015 and April 30, 2016 the Company issued 70,000,000 shares of common stock to two directors and officers for $7,000.00 ($0.0001/share) which was paid to the Company and 21,000,000 shares of common stock to investors for $21,000.00 ($0.001/share) which was received in cash. The Company also issued 200,000 shares ($0.001/shares) for services valued at $200 As of April 30, 2016, 91,200,000 shares of common stock and no preferred stock were issued and outstanding.

NOTE 4 – SUBSEQUENT EVENTS

We evaluated all events or transactions that occurred after April 30, 2016 up through June 10, 2016, the date we issued these financial statements. During this period we did not have any material subsequent events that impacted our financial statements.

Opportunity Acquis Corp.

Form 10

Signature Page

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)

OPPORTUNITY ACQUIS CORP.

By:	/s/ Robert A. Lerman
Robert A. Lerman, President,
Chief Executive Officer, and Director

Date: June 15, 2016

(Registrant)

OPPORTUNITY ACQUIS CORP.

Pursuant to the requirements of Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By:	/s/ Robert A. Lerman	By:	/s/ Kenneth B. Lerman
	Robert A. Lerman, President,		Kenneth B. Lerman, Vice President,
	Chief Executive Officer, Chief Financial		Secretary and Director
Officer, and Director

	Date: June 15, 2016		Date: June